SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC  20549


                                FORM 8-K


                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


                   Date of Report:  February 28, 1995
                    (Date of earliest event reported)


                          UAL CORPORATION
         (Exact name of registrant as specified in its charter)


            Delaware               1-6033              36-2675207
(State or other jurisdiction     (Commission     (I.R.S. Employer
     of incorporation)           File Number)        Identification No.)


1200 Algonquin Road, Elk Grove Township, Illinois       60007
 (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code  (708) 952-4000


                             Not Applicable
      (Former name or former address, if changed since last report)




ITEM 5.                 OTHER EVENTS.

    UAL Corporation is filing herewith Selected Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and audited financial statements as Exhibits 99.1, 99.2 and 99.3, respectively, each of which is incorporated herein by reference.


ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS


Exhibit No.     Description

    11 Calculation of fully diluted net earnings per share.

    12.1            Computation of Ratio of Earnings to Fixed Charges.

    12.2 Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirements.

    23.1            Consent of Arthur Andersen LLP.

    99.1            Selected Financial Data.

    99.2 Management's Discussion and Analysis of Financial Condition and Results of Operations.

    99.3            Audited financial statements.





                               SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     UAL CORPORATION



                                      By:    /s/ Douglas A. Hacker

                                      Name:  Douglas A. Hacker
                                      Title: Senior Vice President -
                                             Finance






Dated:  February 27, 1995




                              EXHIBIT INDEX


Exhibit
Number             Description

    11 Calculation of fully diluted net earnings per share.

    12.1            Computation of Ratio of Earnings to Fixed Charges.

    12.2 Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirements.

    23.1            Consent of Arthur Andersen LLP.

    99.1            Selected Financial Data.

    99.2 Management's Discussion and Analysis of Financial Condition and Results of Operations.

    99.3            Audited financial statements.